EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") is made as of January 1, 1998, between James River Bankshares, a Virginia corporation ("James River"), and Donald W. Fulton, Jr. ("Employee").

         WHEREAS, James River desires Employee to serve as a Senior Vice President and Chief Financial Officer, and Employee is willing to accept such employment in accordance with the terms of this Agreement,

         NOW, THEREFORE, it is agreed as follows:

         1. TERM OF EMPLOYMENT. Subject to the provisions of this Agreement, James River will employ Employee as Senior Vice President and Chief Financial Officer for a term of one (1) year, beginning on January 1, 1998, and terminating on December 31, 1998, renewable for successive one (1) year periods thereafter upon the mutual agreement of James River and Employee. Notwithstanding anything in this Agreement to the contrary, James River reserves the right to make changes to or restructuring of Employee's title and duties provided that such changes and restructuring do not reduce Employee's base pay and are appropriate to an executive officer position of James River.

         2. DUTIES. During the period of employment hereunder, Employee will devote his best efforts and substantially his full time to the business and affairs of James River, perform such services not inconsistent with his position as are designated by James River's board of directors (the "Board of Directors"), and use his best efforts to promote the interests of James River. Employee pledges that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business that could detract from Employee's ability to apply his best efforts to the performance of his duties hereunder. Employee further agrees to comply with all rules, regulations and policies established or issued by James River.


         3.       COMPENSATION.

                  3.1 James River will pay Employee an annual salary commensurate with his position and performance, such salary to be determined by the Board of Directors. The starting salary will be $4,250 per semi-monthly pay period, subject to mandatory deductions and equivalent to an annualized amount of $102,000. The compensation will be reviewed from time to time by the Board of Directors and is intended to compensate Employee for all of his duties. Employee may also be eligible for a year-end cash bonus. It is understood that the amount, nature and timing of this bonus is at the sole discretion of the Board of Directors.

                  3.2 On or before June 30, 1998, management shall recommend to the Board of Directors that Employee participate in the James River Bankshares, Inc. 1996 Employee Stock Option Plan ("Plan"). Such recommendation shall be for Employee to be granted options to purchase no less than 22,500 shares of stock and that 20 percent of such options shall vest following each completed year of service for five (5) years, subject to and all as more particularly set forth in the Plan.

                  3.3 On or before June 30, 1998, Employee shall be offered a Deferred Compensation Agreement providing for deferred compensation following his resignation or retirement from James River provided he has remained continually in James River's employ until or past his sixtieth birthday. Such agreement shall provide for not less than $2,000 per month of deferred compensation to Employee or his estate for a period of not less than ten (10) years, all subject to and as more particularly set forth in the agreement.

         4. BENEFITS. Employee will participate in the various employee benefit, disability and retirement plans provided for similarly situated employees according to the terms and conditions of those plans, as determined by the Board of Directors. James River reserves the right to modify, add or eliminate benefits for its employees as it deems appropriate. Employee shall have four (4) weeks paid vacation per year.

         5. DEATH. If Employee should die during the term of this Agreement, James River will, in lieu of payments due under other provisions of this Agreement, pay to Employee's estate the regular compensation of the Employee for the ninety (90) day period following the date on which Employee's death occurs plus any previously accrued and unpaid compensation. Thereafter, James River will have no further obligation to Employee or his estate under this Agreement.

         6. DISABILITY. In the event that Employee, by reason of physical or mental incapacity or disability ("Disability"), is unable to, with or without reasonable accommodation, perform his duties and responsibilities under this Agreement, then James River will pay to Employee his regular compensation for up to ninety (90) days following the date on which the Disability first begins and remains in effect. It is intended that payments under the disability insurance policy maintained by James River for Employee will commence thereafter provided the Disability continues and Employee timely elects such coverage. Other than described herein, James River will have no obligation to pay Employee any compensation under this Agreement; provided, however, that for a period of one
(1) year following the date the Disability first begins, Employee shall have the right to return to employment under this Agreement if Employee, with or without reasonable accommodation, is again able to perform the essential functions of his duties. Upon such a return to employment, Employee shall receive the same compensation and benefits as are set forth in this Agreement, subject to appropriate proration of compensation if Employee works less than the same schedule he had previously worked.

         7.       TERMINATION WITHOUT CAUSE; SEVERANCE PAY.

                  7.1 James River may terminate Employee's employment without "cause," as defined in Section 8 below. However, if James River terminates Employee's employment pursuant to this section 7.1, his regular compensation shall be payable, in periodic installments on the same schedule as other executive employees of James River, for a period of one (1) year ("Severance Pay"). Notwithstanding the foregoing, in the event Employee elects to compete with James River or any of its subsidiaries as described below, James River's obligation to pay the Severance Pay shall terminate immediately.

                  7.2 Employee agrees that for as long as Employee receives Severance Pay, he will not, directly or indirectly, compete with James River or any of its subsidiaries within a 25 mile radius of any of James River's or any of its subsidiaries' offices that exist on the date of such termination. Violation of this Section 7 due to Employee's improper competition shall result in Employee's forfeiture of any remaining Severance Pay and liability to repay to James River all Severance Pay which has already been received.

                  7.3 It is the specific intent of the parties that as long as Employee is receiving Severance Pay, Employee shall be restricted from competing, directly or indirectly, with any segment of James River's or its subsidiaries' business in which Employee engaged prior to the termination of employment and from any segment of James River's and its subsidiaries' business that Employee acquired proprietary or confidential information about during the course of his employment. This business shall include the business of banking and mortgage lending. Employee agrees that competition shall include, but not be limited to, engaging in competitive activity, either as an individual, as a partner, as a joint venturer with any other person or entity, or as an employee, agent, or representative of any other person or entity, or otherwise being associated in a competitive capacity with any business entity which directly or indirectly competes with James River or any of its subsidiaries.

                  7.4 James River and Employee have examined in detail this
Section 7 and agree that the restraint imposed upon Employee is reasonable in light of the legitimate interests of Employer, and it is not unduly harsh upon Employee's ability to earn a livelihood.

         8. TERMINATION FOR CAUSE. The Employee's employment may be terminated at any time by James River for "cause." As used in this Agreement, the term "cause" means either disloyalty, dishonesty, willful disregard or gross neglect in relation to the duties, interests and/or obligations Employee owes to James River. Termination for cause may also occur if Employee's conduct constitutes a criminal act related to his duties or position with James River, or substantially damages James River's reputation among its customers, shareholders and/or in the community banking industry. Termination by James River for cause shall be determined by the vote of at least 51% of all of the members of the Board of Directors. If the employment is so terminated, Employee will be entitled to receive any compensation and benefits accrued as of the date of such termination, but James River will have no further obligation to Employee hereunder from and after such date.

         9. TERMINATION BY EMPLOYEE. Employee may resign from the employment of James River without liability for doing so by providing ninety (90) days prior written notice. Upon such resignation, Employee shall have no rights to any further compensation or benefits after the ninety (90) day notice period has expired. James River reserves the right to require Employee not to work for James River during this period, but in such event, James River shall be obligated to pay Employee the Employee's base salary, and nothing more, for the entire 90 day notice period.

         10. CHANGE OF CONTROL. If there shall occur a change of control of James River ("Change of Control") as defined below, the Employee may be assigned such other duties or responsibilities as would be reasonably equivalent under the circumstances and acceptable to the Employee in his reasonable discretion. Alternatively, if Employee is not given reasonably equivalent duties and responsibilities, he may resign or be terminated. In either such case, Employee shall receive, in lieu of any payments pursuant to Section 7, a one time payment of 2.99 times the annual base compensation currently being provided to Employee pursuant to this Agreement. As used in this Section 10, a Change of Control of James River shall be deemed to have occurred if any of the events described in subparagraphs 10.1 through 10.3 occur.

                  10.1 Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of James River representing twenty-five percent (25%) or more of the combined voting power of James River's then outstanding securities; or

                  10.2 During any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election or the nomination for election by James River's Shareholders of each new director was approved by a vote of at least two-thirds of the James River directors then still in office who were directors at the beginning of the period; or

                  10.3 The approval by James River's shareholders of the merger or consolidation of James River with any other corporation or business organization, the sale of substantially all of the assets of James River or the liquidation or dissolution of James River, unless, in the case of a merger or consolidation, the directors of James River in office immediately prior to such merger or consolidation will constitute at least two-thirds of the directors of the surviving corporation or business organization of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such corporation or business organization.

         11.      NONDISCLOSURE.

                  11.1 Employee agrees to hold and safeguard any information about James River and its subsidiaries gained by Employee during the course of Employee's employment. Employee shall not, without the prior written consent of James River, misappropriate, disclose or make available to anyone for use outside James River's and its subsidiaries' organization at any time, either during his employment or subsequent to any termination of his employment, however such termination is effected, whether by Employee or James River, with or without cause, or expiration or nonrenewal of this Agreement, any information about James River and its subsidiaries or its customers or suppliers, whether or not such information was developed by Employee, except as required in the performance of Employee's duties for James River and its subsidiaries.

                  11.2 Employee understands and agrees that any information about James River and its subsidiaries or James River's and its subsidiaries' customers is the property of James River or its subsidiaries and is essential to the protection of James River's and its subsidiaries' goodwill and to the maintenance of James River's and its subsidiaries' competitive position and accordingly should be kept secret. Such information shall include, but not be limited to, information containing James River's and its subsidiaries' promotional plans and strategies, pricing strategies, customers and prospective customers, customer lists, identity of key personnel in the employ of customers and prospective customers, computer programs, system documentation, manuals, ideas, or any other records or information belonging to James River and its subsidiaries or relating to James River's and its subsidiaries' business.

         12. ARBITRATION. Except for injunctive relief sought to enforce an ongoing violation resulting in irreparable harm, any dispute arising hereunder shall be settled or resolved exclusively by mediation and/or arbitration conducted in accordance with the rules of the American Arbitration Association then in effect. If arbitration is used, the arbitrator shall not have the authority to modify this Agreement or to award punitive damages. The arbitration shall occur at a mutually convenient location or if none can be agreed upon, in the City of Norfolk, Virginia. The arbitrator's decision shall be final and enforceable by a court of competent jurisdiction.

         13. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by James River or any affiliate of James River and contains all the covenants and agreements between the parties, or between or among the parties and any other persons, with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement will be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

         14. BINDING EFFECT AND ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of each of the parties and their successors. James River may assign this Agreement, subject to the provisions of Section 10, and such assignee shall then acquire all the rights and obligations of James River hereunder.

         15. LAW GOVERNING AGREEMENT. This Agreement will be governed and construed in accordance with the laws of the Commonwealth of Virginia.

         16. PARTIAL INVALIDITY. If, in any proceeding seeking injunctive relief, any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, such court is hereby authorized and requested by the parties to modify such provision to the extent the court deems necessary to award appropriate injunctive relief.

         17. SEVERABILITY. If any clause or provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, then the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement which is illegal, invalid or unenforceable, there shall be added, as a part of this Agreement, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and as may be legal, valid, and enforceable.

         18. NOTICES. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices will be addressed to the parties at the addresses appearing herein, but each party may change his address by written notice in accordance with this
Section 18. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of five (5) days after mailing:

                  TO:      James River Bankshares, Inc.
                           1512 Holland Road
                           Suffolk, Virginia 23434

                           Attention: Harold U. Blythe


                  TO:      Donald W. Fulton, Jr.
                           c/o Bank of Isle of Wight
                           1803 South Church Street
                           Smithfield, Virginia 23431

         19 COUNTERPARTS. This Agreement may be executed in counterparts, together which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, James River has caused this Agreement to be executed in its name and behalf by its proper officers, thereunto duly authorized, and Employee has set his hand and seal as of the date first above written.

                                       JAMES RIVER BANKSHARES, INC.

                                       By  /s/ Harold U. Blythe
                                           ----------------------------
                                       Its President
                                           ----------------------------

                                       /s/ Donald W. Fulton, Jr.
                                       --------------------------
                                       Donald W. Fulton, Jr.